POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, Knut Kleedehn, hereby constitute and appoint Timothy J. Keenan, Debra L. Hovland, James R.
Giertz and Ann B. Parriott, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any reports on Form 3 (Initial Statement of Beneficial Ownership of
Securities), Form 4 (Statement of Changes in Beneficial Ownership
of Securities) and Form 5 (Annual Statement of Beneficial Ownership
of Securities) relating to transactions by me in Common Stock or other securities of H.B. Fuller Company, and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said
attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated:  April 3, 2008     /s/ Knut Kleedehn